UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2023

Intercept Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(State or other Jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
Incorporation)		No.)

305 Madison Avenue
Morristown, NJ 07960

(Address of principal executive offices, including Zip Code)

(646) 747-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ICPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously reported in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 26, 2023, Intercept Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated September 26, 2023, with Alfasigma S.p.A., an Italian società per azioni (joint stock company) (“Alfasigma”) and Interstellar Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Alfasigma (“Purchaser”). All capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Merger Agreement.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer (the “Offer”) on October 11, 2023, to acquire all of the outstanding shares of the Company’s common stock (the “Shares”) at an offer price of $19.00 per Share, net to the seller in cash, without interest (the “Offer Price”), subject to any applicable withholding taxes.

The Offer and related withdrawal rights expired as scheduled at one minute after 11:59 p.m., Eastern Time on November 7, 2023 (such date, the “Expiration Date”), and the Offer was not extended. Computershare Trust Company N.A., in its capacity as the depositary for the Offer, has advised that, as of the expiration of the Offer, 31,158,412 Shares (excluding Shares with respect to which notices of guaranteed delivery were delivered) were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 74.5% of the total number of Shares outstanding at the time of the expiration of the Offer. The number of Shares tendered satisfied the Minimum Condition. As the Minimum Condition and each of the other conditions of the Offer have been satisfied, Purchaser has accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer. In addition, Computershare Trust Company N.A., in its capacity as depositary for the Offer, has advised Purchaser that notices of guaranteed delivery have been delivered with respect to 2,617,509 additional Shares, representing approximately 6.3% of the total number of Shares outstanding at the time of the expiration of the Offer.

Following consummation of the Offer, the remaining conditions to the merger of Purchaser with and into the Company (the “Merger”, and together with the Offer, the “Transaction”) set forth in the Merger Agreement were satisfied, and on November 8, 2023, Alfasigma completed its acquisition of the Company by consummating the Merger without a meeting of stockholders of the Company in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, with the Company continuing as the surviving corporation (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), Shares not purchased pursuant to the Offer (other than certain excluded Shares as described in the Merger Agreement) were converted into the right to receive the Offer Price. As a result of the Merger, the Company became a wholly owned subsidiary of Alfasigma.

Pursuant to the Merger Agreement, at the Effective Time:

•	Each compensatory option to purchase Shares (each, a “Company Option”) that was outstanding and unexercised as of immediately prior to the Effective Time, whether or not vested, and which had a per Share exercise price that is less than $19.00 (each, an “In the Money Option”), was cancelled and converted into the right to receive a cash payment equal to (A) the excess of (x) $19.00 over (y) the exercise price payable per Share of such In the Money Option, multiplied by (B) the total number of Shares subject to such In the Money Option immediately prior to the Effective Time, less applicable taxes required to be withheld with respect to such payment.

•	Each Company Option other than an In the Money Option that was outstanding and unexercised as of immediately prior to the Effective Time, whether or not vested, was cancelled with no consideration payable in respect thereof.

•	Each restricted stock unit with respect to Shares subject to performance vesting conditions granted pursuant to the Company Equity Plans (each, a “Company PSU”) that was outstanding as of immediately prior to the Effective Time was cancelled and the holder thereof will be entitled to receive a cash payment (without interest) equal to the product of (x) $19.00 and (y) the number of Shares subject to such Company PSU as of immediately prior to the Effective Time based upon the actual level of performance determined in accordance with the terms of the applicable Company PSU award agreement, less applicable taxes required to be withheld with respect to such payment.

•	Each restricted stock unit with respect to Shares granted pursuant to the Company Equity Plans other than Company PSUs (each, a “Company RSU”) that was outstanding as of immediately prior to the Effective Time was converted into the contingent right to receive a cash payment (without interest) equal to the product of (x) $19.00 and (y) the number of Shares subject to such Company RSU as of immediately prior to the Effective Time, less applicable taxes required to be withheld with respect to such payment (the “Company RSU Consideration”). Subject to the applicable holder’s continued service with Alfasigma and its affiliates (which includes Intercept following the Effective Time), the Company RSU Consideration will vest and become payable in accordance with the vesting schedule (including any vesting acceleration provisions) that applied to the corresponding portion of the applicable Company RSUs immediately prior to the Effective Time. The Company RSU Consideration will otherwise remain subject to the same terms and conditions that were applicable to the underlying Company RSUs immediately prior to the Effective Time, except for terms rendered inoperative by reason of the Offer or the Merger.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 26, 2023, and is incorporated herein by reference.

Item 1.01 - Entry into a Material Definitive Agreement.

On November 8, 2023, the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), entered into:

•	the third supplemental indenture, dated as of November 8, 2023 (the “2026 Convertible Notes Third Supplemental Indenture”), to the base indenture, dated as of July 6, 2016, as supplemented by the second supplemental indenture, dated as of May 14, 2019, each by and between the Company and the Trustee (the base indenture as so supplemented, the “2026 Convertible Notes Indenture”), relating to the Company’s 2.00% Convertible Senior Notes due 2026 (the “2026 Convertible Notes”); and

•	the second supplemental indenture, dated as of November 8, 2023 (the “2026 Convertible Secured Notes Second Supplemental Indenture”), to the base indenture, dated as of August 17, 2021, as supplemented by the first supplemental indenture, dated as of August 17, 2021, each by and between the Company and the Trustee (the base indenture as so supplemented, the “2026 Convertible Secured Notes Indenture” and, together with the 2026 Convertible Notes Indenture, the “Indentures,” and each, an “Indenture”), relating to the Company’s 3.50% Convertible Senior Secured Notes due 2026 (the “2026 Convertible Secured Notes” and, together with the 2026 Convertible Notes, the “Convertible Notes”).

As a result of the Merger, and pursuant to the 2026 Convertible Notes Third Supplemental Indenture and the 2026 Convertible Secured Notes Second Supplemental Indenture, from and after the Effective Time, the Convertible Notes are no longer convertible into shares of the Company’s common stock. Rather, a holder’s right to convert each $1,000 principal amount of the 2026 Convertible Notes and the 2026 Convertible Secured Notes, as applicable, into shares of the Company’s common stock has been changed to the right to convert such principal amount solely into a number of units of Reference Property (as defined in the applicable Indenture) in an aggregate amount equal to the conversion rate of the 2026 Convertible Notes or 2026 Convertible Secured Notes, as applicable, in effect on the applicable conversion date (subject to any adjustments pursuant to the terms of the applicable Indenture), with each unit of Reference Property consisting of $19.00 in cash. The foregoing descriptions of the Indentures and the transactions contemplated thereby are subject to and qualified in their entirety by reference to the full text of the Indentures as incorporated by reference in Exhibits 4.2, 4.8, 4.10 and 4.11 of Intercept’s most recent Annual Report on Form 10-K. Copies of the 2026 Convertible Notes Third Supplemental Indenture and the 2026 Convertible Secured Notes Second Supplemental Indenture are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note and Item 3.01 are incorporated herein by reference.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The consummation of the Transaction constitutes a Share Exchange Event, a Fundamental Change and a Make-Whole Fundamental Change (each as defined in the Indentures) under the Indentures. The effective date of each of the Fundamental Change and the Make-Whole Fundamental Change is November 8, 2023, the date of the consummation of the Transaction. For the avoidance of doubt, the notices filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K do not constitute the Fundamental Change Issuer Notice (as defined in the Indentures), which the Company will subsequently issue, pursuant to which each holder will have the right to require the Company to repurchase its Convertible Notes. As a result of the consummation of the Transaction, each holder also has the right to surrender its Convertible Notes for conversion. In addition, as a result of the Make-Whole Fundamental Change, holders of the 2026 Convertible Secured Notes who convert their Convertible Notes at any time beginning on November 8, 2023, the effective date of the Make-Whole Fundamental Change, and ending at 5:00 p.m., New York City time, on the business day immediately preceding the Fundamental Change Repurchase Date (as defined in the Indentures, which shall be specified in the Fundamental Change Issuer Notice that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Issuer Notice) (such period, the “Make-Whole Adjustment Period”), shall be entitled to convert their Convertible Notes at an increased conversion rate as described below.

Pursuant to the Indentures, the Company will issue the Fundamental Change Issuer Notice by November 28, 2023, which is the 20th calendar day after the effective date of the Transaction, pursuant to which, each holder of the Convertible Notes will have the right, at the holder’s option, to require the Company to purchase for cash all of such holder’s Convertible Notes, or any portion thereof that is a multiple of $1,000 principal amount, on the Fundamental Change Repurchase Date, in accordance with and subject to the satisfaction by the holder of the requirements set forth in the Indentures, at a repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of such Convertible Notes, plus any accrued and unpaid interest thereon, to, but excluding, the Fundamental Change Repurchase Date.

In accordance with the Indentures and Section 2.01 of the 2026 Convertible Notes Third Supplemental Indenture and the 2026 Convertible Secured Notes Second Supplemental Indenture, holders who surrender their Convertible Notes for conversion from and after the Effective Time at any time when the Convertible Notes are convertible will receive cash in an amount equal to the Conversion Rate in effect on the Conversion Date (each as defined in the Indentures), multiplied by the Offer Price of $19.00 (less any applicable withholding taxes), and will not receive any Shares. Because the consummation of the Transaction constitutes a Make-Whole Fundamental Change, the Conversion Rate for the 2026 Convertible Secured Notes surrendered for conversion at any time during the Make-Whole Adjustment Period will be increased to the Conversion Rate equal to $1096.7161 per $1,000 principal amount of the 2026 Convertible Secured Notes. Any holder converting its Convertible Notes after the Make-Whole Adjustment Period will not be entitled to the increased Conversion Rate. The Conversion Rate for the 2026 Convertible Notes has not been increased.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note are incorporated herein by reference.

On November 8, 2023, the Company (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of the Shares effective before the opening of trading on November 8, 2023, and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Shares will no longer be listed on Nasdaq. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 3.01, Item 5.01 and Item 5.03 are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The disclosures under the Introductory Note, Item 3.01, Item 5.02 and Item 5.03 are incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company, and Alfasigma, as the direct parent of Purchaser, acquired control of the Company. To the knowledge of the Company, there are no arrangements which may at a subsequent date result in a further change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, Jerome Durso, Paolo Fundarò, Mark Pruzanski, M.D., Srinivas Akkaraju, M.D., Ph.D., Luca Benatti, Ph.D., Daniel Bradbury, Keith Gottesdiener, M.D., Nancy Miller-Rich, Dagmar Rosa-Bjorkeson, Gino Santini and Glenn Sblendorio each resigned and ceased to be directors of the Company and members of any committee of the Company’s board of directors. These resignations were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

As of the Effective Time, the directors of Purchaser immediately prior to the Effective Time became the directors of the Surviving Corporation. The directors of Purchaser immediately prior to the Effective Time were Francesco Balestrieri, Stefano Pasi and Michele Cera.

As of the Effective Time, all executive officers of the Company immediately prior to the Effective Time remained in their respective positions as the executive officers of the Surviving Corporation, except that Mr. Durso was removed as the President and Mr. Balestrieri was appointed as the President of the Surviving Corporation. Mr. Durso remains the Chief Executive Officer of the Surviving Corporation.

Information regarding the new directors and executive officers has been previously disclosed in Annex A of the Offer to Purchase filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed by Alfasigma and Purchaser with the SEC on October 11, 2023, as subsequently amended, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Second Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01 Other Events.

On November 8, 2023, the Company delivered to all holders of its Convertible Notes, with respect to each series, notice of the execution of the Supplemental Indentures, notice of the occurrence of the effective date of the Make-Whole Fundamental Change, and notice of the conversion right at the option of the holders arising as a result thereof (such notices, the “Convertible Note Notices”).

The description contained under the Introductory Note above and in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety into this Item 8.01. Copies of the Convertible Note Notices are filed as Exhibits 99.1 and 99.2, respectively, hereto and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 26, 2023, among Intercept Pharmaceuticals, Inc., Alfasigma S.p.A. and Interstellar Acquisition Inc. (incorporated by reference to Exhibit 2.1 to The Company’s Current Report on Form 8-K filed with the SEC on September 26, 2023).*
3.1	Amended and Restated Certificate of Incorporation of Intercept Pharmaceuticals, Inc., dated November 8, 2023.
3.2	Second Amended and Restated Bylaws of Intercept Pharmaceuticals, Inc., dated November 8, 2023.
4.1	Third Supplemental Indenture, dated as of November 8, 2023, between Intercept Pharmaceuticals, Inc., and U.S. Bank Trust Company, National Association
4.2	Second Supplemental Indenture, dated as of November 8, 2023, between Intercept Pharmaceuticals, Inc. and U.S. Bank Trust Company, National Association
99.1	Notice of Supplemental Indenture and Make-Whole Fundamental Change to Holders of 2.00% Convertible Senior Notes Due 2026, dated November 8, 2023
99.2	Notice of Supplemental Indenture and Make-Whole Fundamental Change to Holders of 3.50% Convertible Senior Secured Notes Due 2026, dated November 8, 2023
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

* Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intercept Pharmaceuticals, Inc.

By:	/s/ Jerome Durso
	Name:	Jerome Durso
	Title:	Chief Executive Officer

Dated: November 8, 2023